14


                                                 Registration No.


               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549

                            FORM S-8

                     REGISTRATION STATEMENT

                              UNDER

                   THE SECURITIES ACT OF 1933

                         Millipore Corporation
       (Exact name of registrant as specified in charter)

     Massachusetts                                04-2170233
(State or other jurisdiction of incorporation or organization)
(IRS Employer Identification Number)

          80 Ashby Road, Bedford, Massachusetts     01730
        (Address of Principal Executive Offices)   (Zip Code)

                      MILLIPORE CORPORATION
  Millipore Corporation 1999 Stock Option Plan for Non-Employee
                            Directors
                    (Full title of the plans)


                     Jeffrey Rudin, Esquire
                      Millipore Corporation
                          80 Ashby Road
                  Bedford, Massachusetts  01730
                         (781) 533-6000
    (Name, address and telephone number of agent for service)

                 CALCULATION OF REGISTRATION FEE


 Title Of                  Proposed      Proposed
Securities  Amount To Be   Maximum       Maximum        Amount
  To Be      Registered    Offering     Aggregate     Registration
Registered                Price Per      Offering         Fee
                            Share         Price

Common      250,000      $30.4688     $7,617,200.00**  $2,118.00
Stock       Shares
$1.00 Par
Value

** Pursuant to Rule 457(h)(l), the maximum aggregate offering price and the computation of the registration fee has been calculated using average of the high and low prices for Millipore
Corporation Common Stock on the New York Stock Exchange as of
October 27, 1999.

Index to Exhibits at Page     8
PART I INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS

Item 1.   Plan Information

          Millipore Corporation ("Millipore" or the
"Corporation") shall deliver or cause to be delivered to each director who is eligible to participate in the Millipore Corporation 1999 Stock Option Plan for Non-Employee Directors (the "Plan"), documents containing the information regarding the Plan and its operations, as specified in Rule 428(b)(1) of the Securities Act of 1933 (the "Act").

Item 2.   Registrant Information and Employee Plan Annual
Information.

          The Corporation will, upon written or oral request directed to the Office of the General Counsel, at Millipore's executive offices, 80 Ashby Road, Bedford, MA 01730 (781) 533-6000, furnish promptly and without charge to any director participating in the Plan a copy of Millipore's Annual Report on Form 10-K for its last fiscal year as well as any of the other information referred to under the caption "Incorporation of Certain Documents by Reference" appearing infra.


               PART II INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The Corporation hereby incorporates by reference into this registration statement the documents listed in (a) through
(c). Millipore further states that all documents filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents:

          (a) Millipore Corporation's latest annual report on Form 10-K for the fiscal year ended December 31, 1998.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the filing of Millipore's Annual Report on Form 10-K for the fiscal year ended
December 31, 1998.

          (c) The description of Millipore's Common Stock set forth in response to Item 1 of Millipore's Form 8-A Registration Statement under the Securities Exchange Act of 1934, filed May 13, 1965, as most recently revised by Millipore's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

Item 4.   Description of Securities.  Not applicable

Item 5.   Interests of Named Experts and Counsel.

          Legal matters in connection with the Shares being offered under the Millipore Corporation 1999 Stock Option Plan for Non-Employee Directors have been passed upon for the Corporation by Jeffrey Rudin, Esquire, Vice President and General Counsel of the Corporation. As of October 29, 1999, Mr. Rudin owned 4,543.8728 shares of Millipore Common Stock and held options to acquire an aggregate of 38,600 shares at an average per share exercise price of $35.94.

          The consolidated financial statements of the Corporation and its subsidiaries incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Item 6.   Indemnification of Directors and Officers.

          The Corporation's By-Laws provide that each officer and director of the Corporation and its subsidiaries shall be indemnified, to the full extent permitted by law, against all liabilities and expenses arising out of litigation and other proceedings in which he or she is involved because of being an officer or director of the Corporation or a subsidiary so long as he or she shall have acted in good faith in the reasonable belief that his or action was in the best interests of the Corporation.

Item 7.   Exemption from Registration Claimed.  None claimed.

Item 8.   Exhibits.

     (4)  Instruments defining Rights of Security Holders
          4.1 Registrant's Restated Articles of Organization, as amended May 6, 1996 and By Laws incorporated herein by reference to Exhibit 3 to Registrant's Annual Report on Form 10-K for Registrant's fiscal year ended December 31, 1998;
          4.2 Common Stock Rights Agreement between Millipore Corporation and BankBoston, NA, incorporated by reference to Registrant's Form 8-A filed on April 15, 1998; restated and amended on Form 8-A/A filed April 18, 1998;
          4.3 The contents of the Registration Statement on Form S-8 File No. 33-37323 previously filed with the Securities and Exchange Commission is hereby incorporated by reference in this Registration Statement.

     (5) Opinion of Jeffrey Rudin, Esq., dated October 29, 1999 as to the legality of shares of Millipore Common Stock

     (15) Letter of Independent Accountants
          Relating to unaudited interim financial information N/A

     (23) Consent of Independent Accountants and
          Legal Counsel

     (24) Powers of Attorney

Item 9.   Undertakings.

     (a) The undersigned Millipore Corporation hereby undertakes:

          (1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bedford, Massachusetts on October 29, 1999.

                      MILLIPORE CORPORATION

                         By /s/ Jeffrey Rudin
                         Jeffrey Rudin
                         Vice President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


/s/ C. William Zadel    Chairman, President,    October 29, 1999
C. William Zadel        Chief Executive Officer
                        and Director

/s/ Francis J. Lunger   Vice President, Chief   October 29, 1999
Francis J. Lunger       Financial Officer

/s/ Kathleen B. Allen   Corporate Controller    October 29, 1999
Kathleen B. Allen



                            DIRECTORS


     *                                  *
Robert C. Bishop                        Robert E. Caldwell
October 29, 1999                        October 29, 1999


     *                                  *
Samuel C. Butler                        Elaine L. Chao
October 29, 1999                        October 29, 1999



     *                                  *
Maureen A. Hendricks                    Thomas O. Pyle
October 29, 1999                        October 29, 1999


     *                                  *
Mark Hoffman                            John F. Reno
October 29, 1999                        October 29, 1999








               *By  /s/ Jeffrey Rudin
               Jeffrey Rudin, Attorney in Fact



                        INDEX TO EXHIBITS


The following Exhibits are filed as a part of this Registration
Statement:


     Exhibit No.         Description                           Found at
                                                               Page No.



     (4)  Instruments defining Rights of Security Holders
          4.1 Registrant's Restated Articles of Organization, as amended May 6, 1996 and By Laws incorporated herein by reference to Exhibit 3 to Registrant's Annual Report on Form 10-K for Registrant's fiscal year ended December 31, 1998;
          4.3 Common Stock Rights Agreement between Millipore Corporation and BankBoston, NA, incorporated by reference to Registrant's Form 8-A filed on April 15, 1998; restated and amended on Form 8-A/A filed April 18, 1998


     (5)  Opinion of Jeffrey Rudin, Esq., dated October 29, 1999     9
          as to the legality of shares of Millipore Common Stock

     (15) Letter of Independent Public Accountants                  N/A
          Relating to unaudited interim financial information

     (23) Consent of Independent Certified Public Accountants and 10-11 Legal Counsel

     (24) Powers of Attorney                                        6-7





                                   October 29, 1999


Securities and Exchange Commission
500 North Capitol Street, NW
Washington, DC 20549

Dear Sirs:

     In connection with the proposed offer and sale of 250,000 shares of Common Stock $1.00 par value per share (the "Stock") of Millipore Corporation (the "Company") as set forth in the attached Registration Statement on Form S-8, I have examined and relied upon documents, records, certificates and other instruments of the Company's corporate proceedings as I deemed material, the Registration Statement and such other certificates, records and documents as I deemed necessary for purposes of this opinion. Based on the foregoing, I am of the opinion that:

     1. The Company is a duly organized and existing corporation under the laws of the Commonwealth of Massachusetts.

     2.   The 250,000 shares covered by the Registration Statement
          which are reserved for issue to employees of the Company pursuant to the
          Issuance of shares under the Millipore Corporation 1999
Stock Option             Plan for Non-Employee Directors, have
been duly authorized and will be,       when issued, sold and
delivered in the manner described in the Registration Statement validly issued, fully paid and non-assessable.

     3. The Plan is not subject to the provisions of the Employees' Retirement Income Security Act of 1974 ("ERISA").

     I am an officer and stockholder of the Company.

                                   Very truly yours,


                                   /s/ Jeffrey Rudin
                                   Jeffrey Rudin
                                   Vice President and
                                   General Counsel




               CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for the Millipore Corporation 1999 Stock Option Plan for Non-Employee Directors of our report, dated January 20, 1999, except for Note B, for which the date is February 5, 1999 relating to the consolidated financial statements which appears in Millipore Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.





                              PRICEWATERHOUSECOOPERS LLP




Boston, Massachusetts
October 28, 1999




                    CONSENT OF LEGAL COUNSEL

     I hereby consent to the inclusion in the Registration Statement of Millipore Corporation on Form S-8 of my opinion dated October 29, 1999, as to the due authorization and validity of the shares to which this Registration Statement relates.






                              /s/ Jeffrey Rudin
                              Jeffrey Rudin, Esquire
                              Vice President and
                              General Counsel
                              Millipore Corporation




Bedford, Massachusetts
October 29, 1999